INVESTOR PRESENTATION JULY 2023 Filed pursuant to Rule 433 of the Securities Act of 1933, as amended Issuer Free Writing Prospectus dated July 12, 2023 Relating to the Preliminary Prospectus dated July 11, 2023 Registration Statement No. 333 - 272973

Shark NINJA

Free Writing Prospectus Statement & Disclaimer

This free writing prospectus relates to the registration of ordinary shares of SharkNinja, Inc. (the "Company," "we" or "our") and should be read together with the preliminary prospectus dated July 11, 2023 that was included in Amendment No. 1 to the registration statement on Form F-1 (File No. 333-272973), which can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1957132/000110465923079846/tm2232060-9_f1a.htm

The Company has filed a registration statement on Form F-1 (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates. The registration statement has not yet become effective. Before you invest, you should read the prospectus in that registration statement and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company will arrange to send you the prospectus if you request it by reaching out to IR@sharkninja.com.

This presentation contains forward-looking statements that reflect the Company's current views with respect to, among other things, future events and its future business, financial condition, results of operations and prospects. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates and projections about the Company's industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, which you should consider and read carefully, including but not limited to, those described in the prospectus in the registration statement on Form F-1 filed with the SEC under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

The Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements it may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this presentation, and our future levels of activity and performance, may not occur and actual results could differ materially and adversely from those described or implied in the forward-looking statements. As a result, you should not regard any of these forward-looking statements as a representation or warranty by the Company or any other person or place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

This presentation contains non-GAAP financial measures such as Adjusted Net Sales, Adjusted EBITDA, Adjusted Gross Profit and Adjusted Net Income. These measures are not prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and have important limitations as analytical tools. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.

This presentation includes estimates regarding market and industry data. Unless otherwise indicated, information concerning the Company's industry and the markets in which the Company operates, including its general expectations, market position, market opportunity and market size, are based on management's knowledge and experience in the markets in which the Company operates, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, the Company's retailers and consumers, trade and business organizations and other contacts in the markets in which it operates. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from the Company's internal research. In presenting this information, the Company has made certain assumptions that it believes to be reasonable based on such data and other similar sources and on its knowledge of, and its experience to date in, the markets in which it operates. While the Company believes the estimated market and industry data included in this presentation is reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which the Company operates are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the prospectus in the registration statement on Form F-1 filed with the SEC under "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements." These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by the Company. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

This presentation contains additional trademarks, tradenames, copyrights and service marks of other companies that are the property of their respective owners. Certain amounts, percentages and other figures in this presentation have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

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3 Today’s Presenters Chief Executive Officer & President Mark Barrocas Interim Chief Financial Officer & Chief Accounting Officer Larry Flynn Chief Design Officer Ross Richardson Executive Vice President, Operations Kim Smolko Chief Commercial Officer Neil Shah

4 Agenda Introduction to SharkNinja Mark Barrocas Disruptive Innovation Ross Richardson Go - To - Market Strategy Neil Shah Manufacturing and Supply Chain Kim Smolko Financial Overview Larry Flynn Conclusion Mark Barrocas

Introduction to SharkNinja 5

6 Who We Are Positively impacting people’s lives every day in every home in our global markets The people who built a consumer problem solving engine We solve consumer problems that others either do not see or are unable to solve We create five - star rated innovative lifestyle solutions for consumers in our global markets Portfolio of trusted, global, billion - dollar brands with a reputation for industry - leading innovation 1. Adjusted Net Sales of $3.6Bn for 2022. 2. As of December 31, 2022. 3. Upon completion of the separation and distribution. 3 1,2 2 2

$2.0Bn Net Sales (2022A) $ 250MM $ 3.7Bn 2008 2022 7 Two Scaled, Diverse and Growing Brands 2 $1.7Bn Net Sales (2022A) 7 new product sub - categories entered in the last 3 years 4 3 new product sub - categories entered in the last 3 years 3 16 Total Sub - Categories 11 Total Sub - Categories Net Sales 1. Adjusted Net Sales of $3.6Bn which represents sales excluding APAC; APAC is defined as Asia Pacific Region and Greater China. 2. Represents fiscal year end March 2008. 3. New product sub - categories include Home Environment, Hair Dryers, Wet/Dry Floorcare. 4. New product sub - categories include Countertop Ovens, Indoor Grills, Cookware, Ice Cream Makers, Cutlery, Bakeware and Outdoor Gr illing. 1

78.6% 13.3% 3.6% 4.5% 8 Highly Diversified Business and Offering $3.7Bn 1 2022A Net Sales Rest of World 1 Other Europe North America United Kingdom 1. Excludes APAC; APAC is defined as Asia Pacific Region and Greater China.; Adjusted Net Sales of $3.6Bn which excludes those regions. 2. Upon completion of the separation and distribution. 3. Reference market share data from Growth from Knowledge (“GfK”) data on slide 15, which is based on volume and value sales in Great Britain and/or the United Kingdom . ~$2.9Bn ~$165MM ~$140MM ~$490MM Other Food Preparation Appliances Cooking & Beverage Appliances 3.1% ~$117MM 15.9% ~$590MM 29.0% ~$1.1Bn Cleaning Appliances 52.0% ~$1.9Bn Diversified Global Presence Diversified Category Breakdown 55.1% ~$2.0Bn 44.9% ~$1.7Bn Includes Home Environment and Beauty

9 Who We Serve A discerning and educated global consumer They’re the people who read the reviews and scour the ratings , d elighted by new technology. They’re proud of their homes. They know value when they see it because they’ve done the research. They only trust brands that have proven their worth. People you can count on for sound advice and honest recommendations. Our consumers are much more than just buyers They’re the ambassadors of our brand

10 What We Deliver PERFORMANCE High - performing products that exceed expectations QUALITY 5 - star quality product experience SPEED First - to - market disruptive innovations VALUE Accessible prices for incredible value SharkNinja strives to deliver all four of these critical consumer value points in every innovative product we bring to market

Leveraging Reviews In - person Testing Always - on Consumer Insights Solving Pain Points Compelling Value We Aim to Delight Our Consumers Through 11 5 - star Rated Products Improving Quality of Life Global Insights 700+ Cross - functional Engineering and Design Associates 1 24/7 Innovation Cycle Disruptive Innovations Lifestyle Solutions 1. As of December 31, 2022.

12 How We Do It Perpetual disruptive innovation a nd technologies Continuous consumer engagement, insights and dynamic testing fuels our disruptive innovation engine. Our global product design and engineering team creates new technologies and intellectual property that differentiates our products We are driven by our relentless pursuit of perfection Market leading performance, quality and value Identify global market opportunity Consumer driven innovation that delights Dynamic design, R&D and manufacturing Marketing that creates demand Hyper omni - channel sales & execution GLOBAL RAPID INNOVATION AND COMMERCIALIZATION MODEL

13 Creating & Fulfilling Demand Creating Demand Fulfilling Demand Our a lways - on o mni - channel marketing strategy Our global marketing organization deploys strategies that capture the hearts and minds of consumers worldwide. We do not wait fo r demand to happen, we create it. We never practice retailer exclusivity. We focus on being everywhere our consumer shops. From mass retail to department stores to specialty retail, online through our own websites, leading e - commerce platforms and marketplaces Digital & Streaming Tv Paid Social & Search Press & Influencer Affiliates & Promos National TV & Informercial Online Retail / “.com” Brick - and - Mortar Retail D2C International Available Everywhere Converting Consumer Demand Across Channels

14 Our Growth Strategies Our highly diversified business is powered by trusted brands, which enables us to drive sustainable long - term global growth. We continuously broaden our geographic footprint and scale into new product categories and markets that reach more consumers in the constant pur suit of our mission to positively impact people’s lives every day in every home in our Global Markets. Our goal is to expand and strength en relationships with our existing consumers and cultivate relationships with new consumers to drive our continued growth and profitability Build Our Brand Expand Our Brand Globalize Our Brand GROW SHARE IN EXISTING CATEGORIES ENTER ADJACENT AND NEW CATEGORIES INTERNATIONAL EXPANSION Driving Sustainable Long - Term Global Growth

15 Growing Share in Our Existing Categories 1. According to NPD Group’s Retail Tracking Service. 2. According to GfK data, which is based on volume and value sales in Great Britain and/or the United Kingdom. 38% 24% 15% 30% 32% 22% 4% 28% 12% 5% 43% 34% 25% 32% 41% 27% 23% 43% 27% 8% Upright Vacuum Stick Vaccum Robot Vacuum Bare Floor Blender Multi Cooker Toaster Oven Electric Grill Air Fryer Coffee 2019 2022 22% 5% 2% 11% 32% 17% 43% 60% Vacuum Cleaners Food Preparation Fryers Electrical Cooking Pots 2019 2022 United States Market Share United Kingdom Market Share (2019 vs. 2022) 1 (2019 vs. 2022) 2 Our proven track record of bringing disruptive products to market and developing one consumer solution after another has allo wed us to enter into multiple product categories, driving significant growth and market share gains We have successfully gained market share across geographies, taking share from competitors priced both above and below our of fer ings Stick Vacuum

• Launched in 2021 • In 2022, became #1 - selling ice cream maker in the US • Doubling the category size • Launched in 2021 • The HyperAIR quickly became the #1 - selling hair dryer priced in the $100 - $300 range 1 • Launched in 2022 • Success of our indoor heated cooking line has enabled us to enter outdoor cooking 16 We believe we are uniquely equipped to disrupt massive and fragmented markets through our proprietary consumer insights and innovative product development approach. Our advanced engineering capabilities enable us to solve consumer problems. And we leverage solution - based storytelling to drive high traffic across all retail channels Entering Adjacent and New Categories 1. For the three months ended December 31, 2021, according to NPD. Ice Cream Makers Beauty Outdoor Grills

17 Opening New Doors To more homes, more rooms, and more growth for us Shark Categories Ninja Categories • Mops • Handheld Vacuums • Upright Vacuums • Corded Stick Vacuums • Cordless Stick Vacuums • Robot Vacuums • Canister Vacuums • Hair Dryers • Air Purifiers • 2 - in - 1 Vacuums • Hair Stylers • Blenders • Food Processors • Coffee Makers • Air Fryers • Multi - Cookers • Indoor Grills • Countertop Ovens • Toasters • Cookware • Bakeware • Ice Cream Makers • Juicers • Electric Kettles • Cutlery • Waffle Makers • Outdoor Grills

Entering New Geographies 18 We operate in 26 markets 1 and our international expansion remains a key area of strategic focus International 2 $795MM Net Sales in 2022 21% Net Sales CAGR from 2020 – 2022 Contributed 26% of growth from 2020 – 2022 1. Upon completion of the separation and distribution. 2. Defined as markets outside of North America. With the success of our direct model in the United Kingdom, we have been able to consistently leverage this model to successf ull y enter and meaningfully grow in new markets Direct SharkNinja Operation United States Canada Germany 2020 France 2020 Italy 2021 Spain 2021 United Kingdom 2014

$250MM $1.5Bn $3.7Bn 2008 2018 2022 1. Adjusted Net Sales of $3.6Bn which represents sales excluding APAC; APAC is defined as Asia Pacific Region and Greater China. 2. Represents fiscal year end March 2008. 19 We Are Just Getting Started 2 1 • Consumer P roblem S olving E ngine • Trusted Global B illion - Dollar B rands • Scaled, Diversified Business • Proven Drivers of Sustainable L ong - Term G rowth: GROW SHARE IN EXISTING CATEGORIES ENTER ADJACENT AND NEW CATEGORIES INTERNATIONAL EXPANSION Net Sales

Disruptive Innovation

21 We Are a Scaled Engineering Powerhouse 1. As of December 31, 2022. Our research and development (“R&D”) engine has been optimized over decades into the scalable innovation enterprise it is tod ay The embedded nature of our engineering and design teams powers our idea - generation machine • We have a global team of 700+ engineers and design associates 1 • Dynamic in - house global product design team located across U.S., U.K. and China • Continuous global collaboration process produces rapid development • 3,000+ patents in force globally 1 • Regular rotation of engineers & designers across product categories and locations • Rapid turnaround of ideas from sketch to global production Electronics Firmware App & Cloud Deep Learning Industrial Design Mechatronics Mechanical Design Wide Ranging Engineering Skillsets Algorithmic

No - Loss - Of - Suction Technology 22 Redefining the Possible • We constantly analyze consumers’ interactions with small home appliances and leverage consumer reviews • We apply always - on consumer insights to create new technologies and intellectual property that differentiates our products • Almost all of our origina l products across 27 sub - categories are still in production today through continuous enhancements • We continuously enhance our products through rapid iteration and constant refinement to increase value and decrease costs • We believe this constant pursuit of perfection through continuous innovation extends our product life cycles and differentiates us from competitors with longer innovation cycles Power Lift - Away Technology Woodfire Technology Negative Ion Generator Versatile Multi - Styler Blender Total Crush Technology Always - On Consumer Insights Drive Our Rapid Innovation Cycle

23 Innovation Driven by Consumer Insights and Dynamic Testing • Over 700 engineering and design experts collaborate around the clock 1 – United States – United Kingdom – China Laboratory • Products tested in simulated home environments • In - person consumer testing enables our experts to gather direct observations and insights as consumers interact with their appliances Simulated Environment • Products are tested in restaurants, beauty salons and homes • Collect valuable input from category experts, professional users and everyday consumers Real World • Product reviews and ratings have become critical measures of performance • We scour product reviews to learn consumer likes and dislikes Analyze Product Reviews In 2022, interacted with 122,000+ consumers across the globe during product development process 1. As of December 31, 2022. Our constant qualitative and quantitative testing informs every stage of our design, engineering, manufacturing and marketing pr ocesses

Shark Disruptive Technologies

Robots



Matrix Clean Navigation

Vacuums



Self-Cleaning Brush Roll

WandVac



Auto Empty Cordless

HydroVac



Wet / Dry Cleaning

Hair Stylers



FlexStyle

Steam Mops



Steam & Scrub

Cordless Stick Vacuums



Clean Sense IQ

Across Floorcare



Clean Sense Air Purifier

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Ditch the Dirty Work 25 Wandvac Auto Empty Technology Self - emptying means no hands - on dirty work with the dust cup VS

26 Ninja Disruptive Technologies Cutlery Air Fryers Ovens Ovens NeverDull Knives Dual Zone Air Fryers Dual Zone Ovens 2 - in - 1 Flip Oven Cookware Ice Cream Makers Outdoor Grills Blenders NeverStick Cookware CREAMi Woodfire Professional Plus Blender

SharkNINJA

Woodfire Technology

Our integrated smoke box, high-powered convection fan and specially designed Ninja Woodfire Pellets work together to create rich, fully developed woodfire flavor







Convection Fan

Evenly circulates heat and smoke around food

Integrated Smoke Box

Get smoking with just ½ cup of pellets

Burns Real Wood Pellets

Ninja Woodfire Pellets are 100% premium hardwood for optimal flavor

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28 Innovation Across and Within Categories Adjacencies Entered and Expanded Launched in 2018 The (Original) Ninja Foodi TenderCrisp Pressure Cooker ARP Air Fryers Ninja Heated Cooking Portfolio Today Pressure / Multi Cookers Indoor Grills Countertop Ovens Toasters Outdoor Grills Low High Case Study: Ninja Foodi

Shark | NINJA

Shark is a Repeat Disruptor of Large, Adjacent Markets

Case Study: Beauty



Launched in 2021

Shark entered the beauty space with the launch of the HyperAIR, which within the same year became the #1-selling $100-$300 hair dryer in the U.S. [1]

Within less than 1 year...

Shark expanded by launching the FlexStyle, an innovative hair styler that enables consumers to dry while they style with no heat damage

Achieving Significant Milestones Such As...

BEST PRODUCTS

2022

"Best Hair Tool" for HyperAIR

250MM+

FlexStyle Views across Social Media [2]

1. According to NPD for three months ended December 31, 2022.
2. Represents views of SharkBeauty campaign TikTok since August 24, 2022.

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30 Ninja is a Repeat Disruptor of Large, Adjacent Markets With Many Unique Features, Such As… Launched in 2022 The Ninja Woodfire outdoor grill uses proprietary technology to cook low and slow, or hot and fast, with massive woodfire flavor Proprietary Technology to Cook Low and Slow or Hot and Fast Massive Woodfired Flavor, With Only a Small Amount of Natural Wood Pellets Also Operates as an Air - fryer Case Study: Outdoor Grills

Go - To - Market Strategy

Our goal is to be the most relevant and prominent brand wherever consumers shop 32 We Create and Fulfill Demand Omni - Channel Marketing Omni - Channel Distribution We never practice retailer exclusivity, we aim to reach consumers where they choose to shop – in - store and online Public Relations Streaming Services Social Media Television Influencers Online / In - store Marketing Our Omni - channel Marketing Strategies Drive High Brand Engagement… Online Retail / “.com” Brick - and - Mortar Retail D2C International …which Fuels Demand for Our Products Across Channels Available Everywhere Strategy

We have mastered the art of storytelling over decades, tailoring our approach to appeal to the right audience through the right media format at the right time 33 Consumer - Focused Storytelling Long - Form Storytelling Short - Form Storytelling Our always - on omni - channel marketing strategy is underpinned by our in - house team of marketing and data insights experts and our production studio in Irvine, California • 15 and 30 second engaging commercials • Utilize social media on a variety of apps, display advertisements and engage in search engine optimization media and public relations • Drive engagement on social / over - the - top platforms like YouTube, Pinterest, Instagram, Facebook and TikTok • Data - driven, fluid media planning and marketing strategy • Infomercials every year since 2009 • We’ve learnt how to capture the hearts and minds of consumers • Clear storytelling centered around consumer pain points we address • Demonstrate our new and enhanced solutions - focused technologies

Our global marketing organization, consisting of over 350 employees 1 , highlights our innovative solutions to consumer problems through brand marketing, digital marketing and retail product marketing 34 Solutions - Driven Marketing Ninja Solution Consumer Pain Point NeverStick Cookware Flex Feature NeverDull Knives Shark Solution Consumer Pain Point 2 - in - 1 Robot Vacuum

Our global marketing organization is designed to deploy 360 - degree marketing strategies in categories we believe have not been historically known for high engagement 35 Highly Engaged Consumers 1. For year end December 31, 2022, vs. year end December 31, 2020 across Facebook, Instagram, TikTok, YouTube, and Pinterest. 2. Since launch on August 24, 2022. 3. Represents U.S. brand awareness based on company surveys conducted Q4 2022. Ninja has seen a 2,000% increase in number of “Likes” since 2020 1 ‘SharkBeauty’ campaign on TikTok achieved 250MM+ views 2 Significant Increase in Engagement 2. Building New Communities 3. Rapid Growth in Social Media Followers Ninja has grown 120% in followers across social media since 2020 1 1. High Awareness of Our Brands SharkNinja aided brand awareness of 94% 3 4.

36 Omni - Channel Distribution SharkNinja Available Everywhere : we focus on being everywhere our consumer shops We never practice channel or retailer exclusivity We adopt distribution channel strategies tailored to specific regions and deliver products specific to local needs Shark and Ninja serve as category captains , market leaders, in a majority of our most important sub - categories Lean and efficient sales organization: over 150 dedicated team members across e - commerce, retail marketing and strategic sales 2 Continuous innovation further drives our share of shelf and our category growth 2021 2022 Driving Rapid Distribution Gains Rapid increases in physical distribution points across North America and Europe in 2022 1 +113K TDPs 22% growth 1. Points of distribution defined as the number of products placed at a specific store location, multiplied by the number of ret ail locations. 2. As of December 31, 2022.

37 Strong Global Retail Partnerships 1. Top three retailers accounted for 43% of 2022 net sales. Low Retailer Concentration Our largest customer represents 17% of retail sales Strong Retailer Relationships 14 key retail accounts in the United States Global Retailer Partnerships Partner with 49 retailers across the United States and over 150 retailers globally Large, Wide - Reaching Retailers Largest retailers include Walmart, Amazon and Costco, and key international retailers including Canadian Tire, Argos and Curry’s 1 SharkNinja is a Key Vendor to Top Retailers Amazon • One of <50 brands selected to be part of the Amazon Global Vendor Management program • C - level engagement and formalized business planning Target • Strategic joint business plan • Collaboration on long - term objectives and planning timelines Award - Winning Partner • Macy’s 2021 Product Launch Award • QVC 2020 Vendor of the Year

38 Our Retailer Advantage Our Advantage to Retailers Creating Winning Outcomes for Us Build deep relationships with our diverse retailer base Retailer - specific strategies High quality products, low return rates Proven track record of launching category - leading products Proven ability to execute through peak seasons and build retailer trust Leading market share and drivers of category growth Trusted with our innovation leading to w ide distribution and retail penetration for new product launches Key product placement across retailers Large product assortment across sub - categories and price ranges

39 Direct - to - Consumer is Our Launch Platform Deepens consumer engagement Controls consumer experience Aids consumer education Harnesses data insights Increases gross margin .com .co.uk .de .fr .es .it Our International DTC Footprint Our DTC Offering sharkclean ninjakitchen

78.6% ~$2.9Bn 13.3% ~$490MM 3.6% ~$140MM 4.5% ~$165MM $3.7Bn 3 Net Sales Rest of World 2 Other Europe North America United Kingdom 40 Global Brands Diversified Global Presence International Expansion Case Study: Europe We currently operate in 26 markets 1 2014 Transformed from a distributor model to a direct SharkNinja operation 2022 U.K. business scaled to over $490MM of sales; Shark is now the #1 Vacuum in the U.K. 4 Unleashed a new phase of category expansion and market share gains 2020 Began replicating U.K. model across Europe, particularly Germany and France 1. Upon completion of the separation and distribution. 2. Excludes APAC. 3. Represents 2022 Net Sales. 4. #1 market share in the United Kingdom for vacuum sales per GfK data.

41 Manufacturing and Supply Chain

42 Agile, Scalable Supply Chain Our manufacturing, supply chain and logistics reflect our intensive focus on quality and performance • Direct and strong relationships with our suppliers  Third party suppliers manufacture and assemble 100% of our products  ~50% of our volume is produced by suppliers we have worked with for over a decade  Leverage existing supplier relationships to rapidly scale and enter new categories • Diversified supplier base across China and Southeast Asia (including Vietnam, Malaysia, Thailand and Indonesia)  We are multi - sourced across our high - volume SKUs to maintain consistent supply

43 Agile, Scalable Supply Chain • We manage the design of our products • We oversee quality assurance and manufacturing standards applied across our entire supply chain • Our strong freight and logistics partnerships continue to deliver competitive inbound freight rates Our manufacturing, supply chain and logistics reflect our intensive focus on quality and performance

44 Global Commitment to Quality SharkNinja Quality Control Spans the Entire Production Process Design Development Product Post - Production Quality Assurance Program • Our on - the - ground employees work closely with owner - operated factories to ensure that our strenuous quality standards are adhered to – Inspection and testing completed by our employees prior to products leaving factories – Manufacturing score cards and frequent quality checks • Feedback mechanism into ongoing product design and production improvement • Our supply chain management system provides us with enhanced visibility and controls • We collect and review performance data from the manufacturing facilities of our suppliers • We work proactively with our suppliers to optimize product costs and increase overall operational efficiency

45 Our Approach to Supply Chain Management Optimization Dedicated team comparing demand forecasts to inventory on hand and production and inbound forecasts …supported by proprietary data analysis to minimize obsolete inventory We relentlessly track our inventory with retailers to assess how each product is performing on the shelf… 8 retail and DTC third - party logistics distribution centers in the U.S., 1 in Canada, 4 in Europe

46 We Are Dedicated to Customer Service Our pursuit of excellence in overall quality not only leads to more highly satisfied consumers, but also produces an army of global brand ambassadors We don’t just deliver high quality products, but also high - quality service. We strive to deliver a 5 - star experience across the entirety of our consumers journey with our products

47 Financial Overview

48 Our Compelling Financial Profile Robust Organic Growth Industry - leading Margin Profile Efficient Capital Intensity Strong Free Cash Flow Profile Significant Capital Allocation Flexibility Driven By Our Continuous Innovation

$1,685 $1,950 $1,932 $684 $1,174 $1,079 $377 $548 $590 $7 $55 $117 2020 2021 2022 Adjusted Net Sales 1 49 ($MM) Robust Financial Metrics 1. We define Adjusted Net Sales as net sales as adjusted to exclude certain items that we do not consider indicative of our ongo ing operating performance following the separation, including net sales from our Japanese subsidiary, SharkNinja Co., Ltd.(“SNJP”), and our APAC distri but ion channels, both of which will be transferred to JS Global concurrently with the separation (the “Divestitures”). 2. Net sales from the United States represented 76.4%, 74.5% and 72.8% of total net sales for the years ended December 31, 2020, 20 21 and 2022, respectively. 3. Net sales from the UK represented 14.8%, 14.1% and 13.3% of total net sales for the years ended December 31, 2020, 2021 and 2 022 , respectively. $2,690 $3,625 $3,620 2020 2021 2022 $2,211 $2,954 $2,923 $428 $611 $629 $114 $162 $165 2020 2021 2022 Net Sales by Product Category Net Sales by Region Cleaning Appliances YoY Growth (%) 16% 717% 72% 45% (1)% 111% (8)% 8% 42% 34% 43% Cooking and Beverage Appliances Food Preparation Appliances Other North America 2 Europe 3 Rest of World 2% (1)% 3% YoY Growth (%)

SharkNinja

Robust Financial Metrics (Cont.)

($MM)

Adjusted Gross Profit[1]


Margin (%)
$1,204
$1,476
$1,448
44.8%
40.7%
40.0%
2020
2021
2022

Adjusted EBITDA[2]


Margin (%)
$528
$603
$520
19.6%
16.6%
14.4%
2020
2021
2022

Adjusted Gross Profit and Adjusted EBITDA margin represent % of adjusted net sales.

1. We define Adjusted Gross Profit as gross profit as adjusted to exclude (i) non-recurring tariff refunds received and recognized in 2020 related to tariffs incurred in 2019 (the "Tariff Refunds") and (ii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including the net sales and cost of sales from our Divestitures and the cost of sales from inventory markups that will be eliminated as a result of transitioning certain product procurement functions from a subsidiary of JS Global to SharkNinja concurrently with the separation (the "Product Procurement Adjustment").
2. We define Adjusted EBITDA as EBITDA excluding (i) share-based compensation cost, (ii) the Tariff Refunds, (iii) certain litigation costs, (iv) foreign currency gains and losses, (v) certain separation and distribution costs, (vi) a one-time discretionary bonus and (vii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including net income from our Divestitures and cost of sales from our Product Procurement Adjustment. We define EBITDA as net income excluding (i) interest expense, (ii) income tax expense and (iii) depreciation and amortization.

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Robust Financial Metrics (Cont.)

($MM)

Adjusted Net Sales[1]



Y-o-Y Growth: 5.8%
$790
$836
Q1 2022
Q1 2023

Adjusted Gross Profit[2]



Change in bps
Margin (%)
Y-o-Y Growth: 13.2%
$359
45.5%
$407
48.7%
+318
Q1 2022
Q1 2023

Adjusted EBITDA[3]



Change in bps
Margin (%)
Y-o-Y Growth: 11.8%
$159
20.2%
$178
21.3%
+114
Q1 2022
Q1 2023

Adjusted Gross Profit and Adjusted EBITDA margin represent % of adjusted net sales.

1. We define Adjusted Net Sales as net sales as adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance following the separation, including net sales from our Japanese subsidiary, SNJP, and our APAC distribution channels, both of which will be transferred to JS Global concurrently with the separation (the "Divestitures").
2. We define Adjusted Gross Profit as gross profit as adjusted to exclude (i) the Tariff Refunds and (ii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including the net sales and cost of sales from our Divestitures and the cost of sales from our Product Procurement Adjustment.
3. We define Adjusted EBITDA as EBITDA excluding (i) share-based compensation cost, (ii) the Tariff Refunds, (iii) certain litigation costs, (iv) foreign currency gains and losses, (v) certain separation and distribution costs, (vi) a one-time discretionary bonus and (vii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including net income from our Divestitures and cost of sales from our Product Procurement Adjustment. We define EBITDA as net income excluding (i) interest expense, (ii) income tax expense and (iii) depreciation and amortization.

51

Brand License Agreement Supply Chain Services Product Development Agreement Our Partnership with JS Global Following the Separation Sourcing and procurement Supplier management and supply chain strategy R&D Services Non - exclusive rights to JS Global to obtain, produce, and source Exclusive rights to distribute and sell in the APAC Region Ongoing Partnership Highlights: 52

53 Drivers of Strong Growth Top - Line Growth Drivers Continue to rapidly innovate and take share within existing categories Continue to expand across sub - categories and adjacencies; more use occasions and more products per household Build out presence in key international growth markets Margin Drivers Open and highly scalable manufacturing and supply chain Data - driven inventory tracking and management We believe we are well - positioned for continued growth Perpetual disruptive innovation and relentless pursuit of perfection

54 Capital Structure Overview ($MM) 1. Consists of outstanding borrowings as of March 31, 2023 under the $500.0 million term loan facility. Amount excludes deferred fi nancing costs of $1.2 million as of March 31, 2023. 2. Consists of a senior secured term loan pursuant to a new loan agreement entered into on or prior to the completion of the sep ara tion and distribution. Amount excludes deferred financing costs related to the issuance of the new loan agreement. 3. We define Adjusted EBITDA as EBITDA excluding (i) share - based compensation cost, (ii) the Tariff Refunds, (iii) certain litigati on costs, (iv) foreign currency gains and losses, (v) certain separation and distribution costs, (vi) a one - time discretionary b onus and (vii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including net income from our Divestitures and cost of sales from our Pr oduct Procurement Adjustment. LTM Adjusted EBITDA as of Q1 2023, ended March 31, 2023. LTM Adjusted EBITDA calculated as 2022 Ad justed EBITDA of $520 less Q1 2022 Adjusted EBITDA of $159, plus Q1 2023 Adjusted EBITDA of $178. Capitalization as of March 31, 2023 Pro Forma Cash and Cash Equivalents $182 $147 Term Loan, due March 2025 1 $400 – Term Loan, due July 2028 2 – $810 Total Debt $400 $810 Net Debt $218 $663 LTM Adjusted EBITDA (Q1 2023) 3 $538 $538 LTM Net Leverage (Q1 2023) 3 0.4x 1.2x

55 Our Compelling Financial Profile Robust Organic Growth Industry - leading Margin Profile Efficient Capital Intensity Strong Free Cash Flow Profile Significant Capital Allocation Flexibility Driven By Our Continuous Innovation

Conclusion 56

57 Home — every home in our global markets Every day more consumers around the world welcome 5 - star SharkNinja products into their homes. Our mission is to positively impact people’s lives every day in every home in our global markets

$250MM $1.5Bn $3.7Bn 2008 2018 2022 1. Adjusted Net Sales of $3.6Bn which represents sales excluding APAC; APAC is defined as Asia Pacific Region and Greater China. 2. Represents fiscal year end March 2008. 58 We Are Just Getting Started 2 1 • Consumer P roblem S olving E ngine • Trusted Global B illion - Dollar B rands • Scaled, Diversified Business • Proven Drivers of Sustainable L ong - Term G rowth: GROW SHARE IN EXISTING CATEGORIES ENTER ADJACENT AND NEW CATEGORIES INTERNATIONAL EXPANSION Net Sales

Thank You for Joining Us

60 Appendix

SharkNINJA

Historical P&L Summary

($MM)

	Year Ended December 31,			CAGR	Three Months Ended March 31,		YoY Growth
	2020	2021	2022	'20-'22	2022	2023	Q1 '22 – Q1 '23
Adjusted Net Sales[1]	$2,690	$3,625	$3,620	16.0%	$790	$836	5.8 %
Cost of Sales	$1,500	$2,289	$2,307		$458	$455	
% of Net Sales	*54.5%*	*61.4%*	*62.1%*		*56.5%*	*53.2%*	
Gross Profit	$1,253	$1,438	$1,410	6.1%	$352	$401	13.9 %
% Margin	*45.5%*	*38.6%*	*37.9%*		*43.5%*	*46.8%*	
Operating Expense	$788	$1,000	$1,089		$230	$278	
% of Net Sales	*28.6%*	*26.8%*	*29.3%*		*28.3%*	*32.4%*	
Operating Income	$465	$438	$321	(16.9)%	$122	$123	0.8 %
% Margin	*16.9%*	*11.8%*	*8.6%*		*15.2%*	*14.4%*	
Adjusted EBITDA[2]	$528	$603	$520	(0.8)%	$159	$178	11.9 %
% Margin	*19.6%*	*16.6%*	*14.4%*		*20.2%*	*21.3%*	
Adjusted Net Income[3]	$349	$423	$330	(2.8)%	$109	$119	9.2 %

COVID "lift-off"

We've maintained net sales well above 2020 levels

Cost headwinds included higher average inbound freight, component, and commodity costs in 2022

Supply chain pressures in 2022 caused Adjusted EBITDA margin compression

1. We define Adjusted Net Sales as net sales as adjusted to exclude certain items that we do not consider indicative of our ongoing operating performance following the separation, including net sales from our Japanese subsidiary, SNJP, and our APAC distribution channels, both of which will be transferred to JS Global concurrently with the separation (the "Divestitures").
2. We define Adjusted EBITDA as EBITDA excluding (i) share-based compensation cost, (ii) the Tariff Refunds, (iii) certain litigation costs, (iv) foreign currency gains and losses, (v) certain separation and distribution costs, (vi) a one-time discretionary bonus and (vii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including net income from our Divestitures and cost of sales from our Product Procurement Adjustment.
3. We define Adjusted Net Income as net income excluding (i) share-based compensation, (ii) certain litigation costs, (iii) foreign currency gains and losses, (iv) amortization of certain deferred financing fees, (v) amortization of certain acquired intangible assets, (vi) the Tariff Refunds, (vii) certain separation and distribution costs, (viii) certain items that we do not consider indicative of our ongoing operating performance following the separation, including net income from our Divestitures and cost of sales from our Product Procurement Adjustment, (ix) a one-time discretionary bonus and (x) the tax impact of the adjusted items.

61

62 Historical Cash Flow Summary ($MM) Year Ended December 31, 2020 2021 2022 Net Cash Provided by Operating Activities Net Income $327 $331 $232 Non - Cash Charges $123 $103 $101 Changes in operating assets and liabilities $(157) $(205) $(128) Net Cash Provided by Operating Activities $293 $229 $205 Cash Used in Investing Activities Purchase of Property and Equipment $(54) $(48) $(80) Purchase of Intangible Assets $(3) $(5) $(7) Capitalized Software Development $(3) $(7) $(7) Equity Investments $(4) $(4) $(0) Other Investing Activities $(17) (1) $(2) $(0) Cash Receipts on Deferred Payments in Sold Receivables - - $42 Cash Used in Investing Activities $(81) $(66) $(52) Cash Used in Financing Activities Debt repayment $(928) $(123) $(310) Note payable to JSG - - $(49) Distribution paid to JSG - $(42) $(45) Recharge from JSG for share - based compensation - - $(15) Proceeds from the Issuance of Debt $727 $110 $260 Capital contribution from JSG $80 - - Cash Used in Financing Activities $(121) $(55) $(160) 1. Includes acquisition of Qfeeltech .